Exhibit 10.3

AMENDMENT NO. 1 TO SECURED PROMISSORY NOTE DUE SEPTEMBER 2024

This AMENDMENT NO. 1 TO SECURED PROMISSORY NOTE DUE SEPTEMBER 2024 dated as of January 5, 2024, is made with reference to the Secured Promissory Note (the “Note”) in the amount of $______ dated December 11, 2023 made by ADITXT, INC. to ______ or its registered assigns.

FOR VALUE RECEIVED, the undersigned agree that the amount of the Note shall be increased from $______ to $______.

This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which together shall have the same effect as if the signatures thereto and hereto were upon the same instrument.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles) and any applicable law of the United States of America.

[LENDER]

By:
Print Name:
Title:

ADITXT, INC.

Signature:
Print Name:	Amro Albanna
Title:	Chief Executive Officer